Exhibit 4.17.1

Ministry of The Russian Federation for Telecommunications and Informatization

Amendment No. 1
to License No. 17938 (registration series A 017202)
dated April 26, 2001

Legal address on the title page of the License shall read as follows:

“127083, Moscow, Ul. 8 Marta, 10, bldg. 14.”

First Deputy Minister of the Russian Federation for Telecommunications and Informatization	[Signature]	Yu.A. Pavlenko

July 3, 2002

Deputy Head of the Department of the Organization of Licensing Activity	[Signature] [Seal]	B.V. Vorobyov